LEXON, INC.
                   INVESTOR RELATIONS SERVICES AGREEMENT WITH
                              MORGAN-PHILLIPS, INC.

     This ("Agreement") is entered into and effective August 7, 2000 by and between Lexon, Inc. ("Lexon") and Morgan-Phillips, Inc. ("MPI").

     WHEREAS, the parties recognize and acknowledge the November 1998 Investors Relations Services Agreement, hereinafter "November 1998 Agreement".

     WHEREAS, the parties recognize and acknowledge that under the November, 1998 Agreement, MPI has seventy thousand (70,000) options that have vested, the parties further recognize and acknowledge that all other options under the November 1998 Agreement have expired.

     WHEREAS, it is the intention of the parties, that this Agreement replace the November 1998 Agreement in it's entirety. Fully, releasing the parties all rights and obligations under the November 1998 Agreement.

     WHEREAS, Lexon is a development stage company which owns the exclusive right to manufacture and market a cancer detection test kit in development whose stock is traded on the Over the Counter Bulletin Board under the symbol "LXXN"; and

     WHEREAS, MPI is in the business of providing companies with shareholder, investor, and broker relations services; and

     WHEREAS, Lexon has agreed to engage MPI and MPI has accepted an engagement to provide shareholder, investor, and broker relations services in accordance with the terms and conditions of this Agreement.

     Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, parties agree as follows:

     1. Acceptance of Engagement. Lexon hereby agrees to engage MPI to provide, and MPI agrees to accept the engagement from Lexon to provide traditional financial public relations and shareholder relations information and other services in accordance with this Agreement.

     2. Scope of Services of MPI. MPI agrees to provide public relations, education, information and the following related services:

          A. Generate potential investor leads and inform, follow up, update and create interest in Lexon and its common stock through providing current information concerning Lexon, including due diligence material;

          B.   Provide  direct  one-on-one   telephonic  contact  with  brokers,
               investors, potential investors and others with respect to Lexon;

          C. Prepare and distribute periodically detailed "research reports" regarding Lexon along with an abbreviated "corporate profile" of Lexon;

          D. Prepare and distribute news releases which are approved in advance by Lexon;

          E. Distribute initial and updated investor information packets to brokers and potential investors information containing current information concerning Lexon, including any disclosure materials filed with the SEC, applicable state securities commissions, financial rating services, independent analysts' reports, product reports and similar information;

          F. Prepare and distribute audio and video presentations concerning Lexon and its business and products;

          G.   Arrange and attend press conferences regarding Lexon;



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          H.   Arrange  and  assist  Lexon in  attending  television  and  radio investment forums;

          I. Write news articles approved by Lexon and distribute them to investments clubs, investment newsletters, investor magazines, and public print media;

          J. Develop and maintain an Internet Website for Lexon which provides current information regarding Lexon;

          K. Respond accurately and promptly to faxes, email and other electronic inquiries concerning Lexon;

          L.   Write and distribute articles for investor club newsletters;

          M. Arrange and participate in investor information meetings with potential investors, the brokerage community and others regarding Lexon;

          N. Place articles at least quarterly regarding Lexon in investor and news magazines;

          O.   Arrange,   attend  and  assist  Lexon  in  attending  and  making
               presentations at investor trade shows at least 2 times a year;

          P. Use its good faith diligent efforts to know the current facts concerning Lexon and ensure that its employees and representatives remain current in their information regarding Lexon;

          Q. Establish and maintain a data bank with the names, addresses, telephone numbers, fax numbers, email addresses and other similar information regarding investors, potential investors, brokers, and others in the investment community; and

          R. Generally, keep the public, the investor community and the brokerage community well informed with concise, accurate and timely information concerning Lexon and its business, its progress and its potential.

     3. Scope of Information to be Provided by MPI. MPI agrees to provide only information that is received from and approved by Lexon. MPI agrees not to provide any information that is false or materially misleading or omit to provide any information regarding Lexon which is necessary so that whatever information is provided by MPI is not false or materially misleading. If MPI receives any inquiry which calls for a response with information that has not been approved by Lexon or as to which MPI does not know the correct and current answer, MPI agrees to request the information from Lexon and not provide a guess, a projection, an assumption, or information not approved by Lexon.

     4. Applicable Securities Laws. MPI agrees to abide by all state and federal securities laws. Specifically, MPI acknowledges it's understanding of the laws which govern investor relations firms and agrees not to violate any section or law including but not limited to Sections 10(b) and/or 17(b) o the Securities Act.

     5.   Ability  to  perform.  MPI  represents  that  MPI  it's  officers  and principal are not subject to any federal, state or industry self-regulatory order or ruling concerning any financial (including banking, insurance and securities) activities, dealings or licensing. The licenses are to include all banking, securities and insurance licenses issued by the federal government, state government or self-regulatory agencies.

          Furthermore, MPI represents that MPI's officers, directors, principals and employees have not been convicted of any state or federal Securities Violations, Banking violations, Insurance violations, fraud(bank, wire or otherwise), money laundering, theft by deception or similar crime.


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     6.   Compensation.  MPI shall be compensated  with Lexon's Common Stock and
          Common Stock Options. The offer of this Common Stock is being made in reliance upon the provisions of Regulation D promulgated under the Act, Section 4(2) of the Act, and/or such other exemption from the registration requirements of the Act as may be available with respect to all purchases of Common Stock to be made hereunder. The terms of the exemption and compensation shall be set forth in the Compensation Agreement which shall be executed contemporaneously and made apart hereof.

     7. Nature of Relationship. MPI and Lexon are independent contractors and are not partners, joint venturers, employees, agents, or other representatives of the other. Neither MPI nor Lexon is authorized or empowered to bind the other in contract or in any other way or to act as a representative of the other in any capacity without the express written consent of the other. Each party is solely responsible for all costs and liabilities arising from taxes of every kind or relating to its own employees and other representatives, or relating to the conduct of its business as an independent entity, and each party agrees to indemnify and hold the other party harmless therefrom. MPI is in the business of providing information to the investing public and the investment community. MPI is not a registered broker or investment advisor, and MPI agrees not to undertake any activity which will require it to be so registered.

     8. Costs of Investor Relations Function. MPI will bear the costs of and be solely responsible for the investor relations activities as described in paragraph 2, above MPI and Lexon understand that MPI has the discretion and duty to spend its resources in the manner, at the time and for the purposes for which MPI believes in its best, reasonable good faith determination will be the most effective in the furtherance of providing the investing public current, accurate and timely information regarding Lexon. MPI will coordinate in writing with Lexon regarding any material deviations from the investor relations activities. Failure to perform the investor relations activities in a material way shall constitute a breach of this Agreement.

     9. No Conflicting Activities. MPI agrees not to engage in any activities that violate its duties under this Agreement or represent any other entity that is engaged in the manufacture or sale of products or services that directly compete with the business, products or services of Lexon.

     10. Inside and Confidential Information. MPI agrees not to disclose, use or disseminate any information of or relating to Lexon which is proprietary, confidential and competitively sensitive without the prior written approval of Lexon. MPI further agrees not to act upon for its own account or for the account of another and not to disclose or disseminate any non-public information that is used to purchase or sell securities of Lexon.

     11. Disclosure of Relationship with Lexon. MPI agrees to disclose in a manner consistent with applicable laws, rules and regulations that it is providing investor relations and public relations services in exchange for common stock of Lexon and that it maintains a financial and ownership interest in the success of Lexon. The disclosure shall be made to all persons contacted , and set forth on all communications(including all fax cover sheets and press releases). These contacts and communications are to be construed in the broadest sense, including but not limited to all electronic, telephonic, facsimile, written or verbal communications. This disclosure shall also include the amounts of all compensation and consideration, received or to be received by MPI in the past, present and future.

          Specifically, MPI agrees to abide by Section 17(b) of the Securities Act which provides that it is unlawful for any person: "to publish, give publicity to, or to circulate any notice, circular, or advertisement, newspaper article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, without fully disclosing the receipt, whether past or prospective, of such consideration and the amount thereof."


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     12.  Ownershipof Information. MPI will receive information concerning Lexon and MPI will create advertising and other promotional materials for the benefit of Lexon. MPI agrees that all such material belong to and are the property of Lexon. Likewise, MPI maintains certain information regarding potential investors that it considers to be proprietary. Lexon agrees not to disclosure or use any such information only in the furtherance of its business, provided that Lexon investor information shall not be deemed for any purpose to belong to MPI.

     13. Short Sales. MPI, it's officers, directors, employees, affiliates and related parties (including all family members) shall not under any circumstances engage either directly or indirectly in short sales of the Companies stock. MPI shall not direct any third parties to short sales of Lexon's stock.

     14. Assignment. No part of this Agreement shall be assignable. MPI may not transfer any portion of it's rights, obligations or duties under this contract to a third party without Lexon's prior written consent. MPI further agrees that it shall not engage independent contractors, to perform any services which in any way relate to Lexon or this Agreement without Lexon's prior written consent. If Lexon's gives it's written consent all third parties must agree in writing to be bound by the terms of this Agreement in it's entirety. Furthermore, this Agreement is not assignable in any part with or without Lexon's written consent to any third parties who have been convicted of any state or federal Securities Violations, Banking violations, Insurance violations, fraud(bank, wire or otherwise), money laundering, theft by deception or similar crime. A conviction shall be meant to include any final order of a state or federal agency or any industry self-regulatory agency, including but not limited to cease and desist orders. In addition this Agreement shall not be assignable to any third parties who have had any financial license suspended or revoked for cause. The licenses are to include all banking, securities and insurance licenses issued by the federal government, state government or self regulatory agencies.

     15. Term. This Agreement shall expire 2 years from the date set forth above, unless sooner terminated by either party by it giving the other not less than 30 days' prior written notice of termination.

     16. Termination of Agreement. This Agreement shall terminate upon the occurrence of any of the following events: (a) voluntary notice of termination given in writing not less than 60 days by either party;
          (b) a party becomes legally or practically unable to perform its obligations hereunder; and (c) for cause. "Cause" shall mean (i) material breach of this Agreement; (ii) misrepresentation of a material fact; (iii) omission of a material fact; (iv) willful misconduct; (v) material negligence; and (vi) failure to comply with an applicable law, rule or regulation. In the event of a proposed termination for cause, notice of the facts and circumstances surrounding the alleged cause shall be given to the other party and the party against whom a termination for cause is asserted shall be provided with an opportunity to present a response to the alleged reason for cause and to cure the cause within 20 days. If not so cured, the party against whom a cause is asserted shall be entitled to no further benefits under this Agreement and shall immediately return all client lists, client files, manuals, documents, files, reports, property and equipment relating to or owned by the other and all other Confidential Information (as described above).

     17. Return of Compensation in the event of Termination. If the Agreement is terminated for any of the reasons set forth in paragraph thirteen
          (13) above, MPI's compensation shall be calculated on a pro-rata basis, without allowance for expenses. After the pro-rata share is deducted from the total compensation of this Agreement, the remainder of shares and options, or the fair market value of such shares and options shall be transferred to Lexon within fifteen days of termination.

     18. Remedies. Each party shall be entitled to exercise all remedies available to it under a law or in equity in the event the other party breaches its obligations hereunder. The remedies set forth herein are cumulative, may be exercised individually or together with one or all other remedies and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity in the event the other party breaches its obligations hereunder.


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     19.  Miscellaneous.

          A. Notices. Any notice, request, demand or other communication required to be made or which may be given to either party hereto shall be delivered by certified U.S. mail, postage prepaid, to that party's attention at the address set forth below or at such other address as shall be changed from time to time by giving notice hereunder.

          B.   Entire  Agreement.  This  document  constitutes  the complete and entire employment agreement between the parties hereto with reference to the subject matters hereof. No statement or agreement, oral or written, made prior to or at the signing hereof, and no prior course of dealing or practice by either party shall vary or modify the written terms hereof.

          C. Headings. The headings and captions contained in this Agreement are for ease and convenience of reference only and shall not be deemed for any purpose to affect the substantive meaning of the rights and duties of the parties hereto in any way.

          D. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          E. Counterparts. This Agreement may be executed in multiple counterparts, each of which has the same text and each of which shall be deemed an original for all purposes, but together they constitute one single and the same agreement.

          F. Amendments. This Agreement may be amended only by a written document signed by the parties and stating that the document is intended to amend this Agreement.

          G. Applicable Law. This Agreement shall be governed by and construed in accordance with Oklahoma law.

          H. Disputes. All disputes not resolved by mutual agreement within 60 days, or such longer time as the parties mutually agree, shall be submitted to binding arbitration pursuant to the Commercial Rules of Arbitration of the American Arbitration Association. All arbitration hearings shall be held in Tulsa, Oklahoma. The parties agree to be finally bound by all arbitration awards to the extent permitted by law. In any dispute or proceeding to construe this Agreement not resolved by final arbitration or to enforce an arbitration award, the parties expressly consent to the exclusive jurisdiction of state and federal courts in Tulsa County, Oklahoma, the principal place of business of both Morgan-Phillips and Lexon. The prevailing party in any suit brought to interpret this Agreement shall be entitled to recover reasonable attorney's fees and expenses in addition to any other relief which it is entitled.

          I. Additional Documents. The parties hereto shall enter into and execute such additional agreements, understandings, documents or instruments as may be necessary to implement the intent of this Agreement.

          J. Cumulative Remedies. The remedies of the parties as set forth herein are cumulative and may be exercised individually or together with one or all other remedies, and are not exclusive but instead are in addition to all other rights and remedies available to the parties at law or in equity.

          K. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          L. Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such party's right to thereafter enforce such provision or to enforce any other provision at any time.


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     IN WITNESS  WHEREOF,  the parties hereto have duly caused this Agreement to be executed effective this 1st day of August, 2000.

LEXON, INC.                                          MORGAN-PHILLIPS, INC.


BY___________________________               BY________________________________
GIFFORD M. MABIE, PRESIDENT                 RAY LARSON, MANAGING DIRECTOR


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